Exhibit 4.1

CITIZENS FINANCIAL GROUP, INC.

Company

and

THE BANK OF NEW YORK MELLON

Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of February 24, 2017

to

SENIOR INDENTURE

Dated as of October 28, 2015

$350,000,000 Principal Amount of 2.375% Senior Notes due 2021

i

CROSS-REFERENCE TABLE

Reconciliation and tie showing the location in the Base Indenture, dated as of October 28, 2015, of the provisions inserted pursuant to Sections 310 to 318(a), inclusive, of the Trust Indenture Act, unless otherwise indicated. This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Senior Indenture.

Trust Indenture Act of 1939 Section		Indenture Section
310	(a)(1)	6.09
	(a)(2)	6.09
	(a)(5)	6.09
	(b)	6.08 and 6.10
311	(a)	6.13
	(b)	6.13
312	(a)	7.01
	(b)	7.02
	(c)	7.02
313	(a)	7.03
	(d)	7.03
314	(a)	12.06
	(a)(4)	12.04
	(c)(1)	1.02
	(c)(2)	1.02
	(e)	1.02
315	(a)	6.01
	(b)	6.02
	(c)	6.01
	(d)	6.01
	(e)	5.14
316	(a)(1)	5.12
	(b)	5.07
	(c)	8.02
317	(a)	5.03 and 5.04
	(b)	12.03
318	(a)	1.13

ii

SECOND SUPPLEMENTAL INDENTURE, dated as of February 24, 2017 (the “Second Supplemental Indenture”), between Citizens Financial Group, Inc., a Delaware corporation (the “Company”), and The Bank of New York Mellon, a New York banking corporation, as Trustee hereunder (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company and the Trustee have heretofore entered into a Senior Indenture, dated as of October 28, 2015 (the “Base Indenture,” as the same may be amended or supplemented from time to time, including by this Second Supplemental Indenture, the “Senior Indenture”), providing for the issuance from time to time of the Company’s senior debt securities (herein and therein called the “Debt Securities”), to be issued in one or more series as provided in the Base Indenture;

WHEREAS, pursuant to Sections 2.01, 3.01 and 11.01 of the Base Indenture, the Company and the Trustee entered into the First Supplemental Indenture, dated as of July 28, 2016 (the “First Supplemental Indenture”), providing for the issuance of, and establishing the form and terms of, the Company’s 2.375% Senior Notes due 2021 having an initial aggregate principal amount of 350,000,000 (the “2021 Senior Notes”);

WHEREAS, Section 11.01(b) of the Base Indenture provides that, without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Base Indenture, in form satisfactory to the Trustee, to surrender any right or power therein conferred upon the Company;

WHEREAS, the Company wishes to amend Section 203 of the First Supplemental Indenture to surrender the Company’s right that would otherwise apply under such section to redeem the 2021 Senior Notes before September 1, 2017;

WHEREAS, the Company has duly authorized the execution and delivery of this Second Supplemental Indenture; and

WHEREAS, all things necessary have been done to make this Second Supplemental Indenture a valid agreement of the Company, in accordance with its terms;

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and consideration of the covenants and other provisions set forth in this Second Supplemental Indenture and the Base Indenture, the Company and the Trustee mutually covenant and agree with each other, and, for the equal and proportionate benefit of all Holders of the 2021 Senior Notes, as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 101 Relation to Base Indenture.

This Second Supplemental Indenture constitutes a part of the Base Indenture (the provisions of which, as modified by this Second Supplemental Indenture, shall apply to the 2021 Senior Notes) in respect of the 2021 Senior Notes but shall not modify, amend or otherwise affect the Base Indenture insofar as it relates to any other series of Debt Securities or affects in any manner the terms and conditions of the Debt Securities of any other series.

Section 102 Definitions.

For all purposes of this Second Supplemental Indenture, (i) capitalized terms used herein (including “Company” and “Trustee”) that are defined in the Base Indenture are used herein with the respective meanings assigned to them in the Base Indenture and (ii) capitalized terms used herein that are defined in this Section 104 but not defined in the Base Indenture have the respective meanings assigned hereto in this Section 104. For all purposes of this Second Supplemental Indenture:

(1) the terms defined in this Article I have the meanings assigned to them in this Article I, and include the plural as well as the singular;

(2) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Second Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

“2021 Senior Notes” has the meaning set forth in the recitals of the Company of this Second Supplemental Indenture.

“Base Indenture” has the meaning set forth in the recitals of the Company in this Second Supplemental Indenture.

“Second Supplemental Indenture” has the meaning set forth in the first paragraph hereof.

“Senior Indenture” has the meaning set forth in the recitals of the Company of this Second Supplemental Indenture.

ARTICLE II

TERMS AND CONDITIONS OF THE 2021 SENIOR NOTES

Section 201 Form of Senior Notes.

Exhibit A to the First Supplemental Indenture is hereby amended by deleting the existing Exhibit A and replacing it in its entirity with the form set forth in Exhibit A attached hereto.

Section 202 Redemption.

Subparagraph (a) in Section 203 of the First Supplemental Indenture is hereby amended by deleting the existing paragraph and replacing it with the following:

(a) Optional Redemption. The Company may, at its option, redeem the Senior Notes, in whole or in part, at any time or from time to time, on or after September 1, 2017.

2

ARTICLE III

MISCELLANEOUS

Section 301 Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 302 Successors and Assigns.

All covenants and agreements in this Second Supplemental Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their permitted successors and assigns, whether so expressed or not.

Section 303 Separability Clause.

In case any provision in this Second Supplemental Indenture or in the 2021 Senior Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 304 Governing Law.

This Second Supplemental Indenture and the 2021 Senior Notes shall be deemed to be contracts made and to be performed entirely in the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State without regard to the conflicts of law rules of said State.

* * * * *

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

3

IN WITNESS HEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first above written.

CITIZENS FINANCIAL GROUP, INC.

By:	/s/ David Lindenauer
Name:	David Lindenauer
Title:	Executive Vice President and Treasurer

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Laurence J. O’Brien
Name:	Laurence J. O’Brien
Title:	Vice President

[Signature Page to the Second Supplemental Indenture]

EXHIBIT A

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE SENIOR INDENTURE GOVERNING THIS SENIOR NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 204(g) OF THE FIRST SUPPLEMENTAL INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 204(a) OF THE FIRST SUPPLEMENTAL INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 204(g) OF THE FIRST SUPPLEMENTAL INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SENIOR NOTES IN DEFINITIVE FORM, THIS SENIOR NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP: 174610 AN5

ISIN: US174610AN57

CITIZENS FINANCIAL GROUP, INC.

GLOBAL NOTE

representing up to

$[            ]

2.375% Senior Notes due 2021

No.	U.S.$

Citizens Financial Group, Inc., a Delaware corporation, promises to pay to                      or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of                      United States Dollars] on July 28, 2021.

Interest Payment Dates: Beginning on January 28, 2017, January 28 and July 28 of each year

Record Dates: January 13 and July 13

Additional provisions of this Senior Note are set forth on the other side of this Senior Note.

IN WITNESS HEREOF, the Company has caused this Senior Note to be duly executed.

Dated:                     , 2016

CITIZENS FINANCIAL GROUP, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Senior Notes referred to in the within-mentioned Senior Indenture:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name:
Title:

Dated:

REVERSE SIDE OF NOTE 2.375% Senior Notes due 2021

Capitalized terms used herein shall have the meanings assigned to them in the Senior Indenture referred to below unless otherwise indicated.

1. INTEREST. Citizens Financial Group, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Senior Note at a rate per annum of 2.375% from July 28, 2016 until maturity, computed on the basis of a 360-day year comprised of twelve 30-day months. The Company will pay interest on this Senior Note (i) semi-annually in arrears on January 28 and July 28 of each year or, if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”) to the Holder of record of this Senior Note on the immediately preceding January 13 and July 13 (each, a “Record Date”), in each case with respect to the next occurring Interest Payment Date. Interest on this Senior Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including July 28, 2016; provided that the first Interest Payment Date shall be January 28, 2017.

2. METHOD OF PAYMENT. The Company will pay interest on this Senior Note to the Person that is the registered Holder of this Senior Note at the close of business on the Record Date (whether or not a Business Day) next preceding the Interest Payment Date, even if this Senior Note is cancelled after such Record Date and on or before such Interest Payment Date, except as provided in Section 3.08 of the Base Indenture with respect to Defaulted Interest. The interest payment at maturity will be payable to the person to whom principal is payable. Payment of interest may be made by check mailed to the Holders at their addresses set forth in the Security Register of Holders; provided that (a) all payments of principal, premium, if any, and interest on, Senior Notes represented by Global Notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof and (b) all payments of principal, premium, if any, and interest with respect to certificated Senior Notes will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion). Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon, the Trustee under the Senior Indenture, will act as Paying Agent and Security Registrar. The Company may change any Paying Agent or Security Registrar without notice to the Holders. The Company or any of its Subsidiaries may act in any such capacity.

4. SENIOR INDENTURE. The Company issued the Senior Notes under a Senior Indenture, dated as of October 28, 2015 (the “Base Indenture”), as amended and supplemented by a First Supplemental Indenture, dated as of July 28, 2016 (the “First Supplemental Indenture,” and the Base Indenture as amended and by the First Supplemental Indenture, the “Senior Indenture”), each between the Company and the Trustee. This Senior Note is one of a duly authorized issue of Debt Securities of the Company designated as its “2.375% Senior Notes due 2021”. To the extent any provision of this Senior Note conflicts with the express provisions of the Senior Indenture, the provisions of the Senior Indenture shall govern and be controlling.

5. REDEMPTION. Except as described below, the Senior Notes shall not be redeemable at the Company’s option:

(a) Optional Redemption. The Company may, at its option, redeem the Senior Notes, in whole or in part from time to time, on or after September 1, 2017 (or, if additional notes are issued, on the date that is six months after the issue date of such additional notes), prior to June 28, 2021 (the date that is one month prior to the scheduled maturity date of the Senior Notes) at a Redemption Price equal to the greater of (i) 100% of the aggregate principal amount of the Senior Notes to be redeemed, or (ii) the sum of the present values of the remaining scheduled payments determined as provided in Section 203 of the First Supplemental Indenture, plus, in each case, accrued and unpaid interest thereon to, but excluding, the Redemption Date. At any time or from time to time on or after June 28, 2021 (the date that is one month prior to the scheduled maturity date of the Senior Notes), the Company may redeem the Senior Notes, in whole or in part, at a Redemption Price equal to 100% of the aggregate principal amount of the Senior Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date. If the Redemption Price in respect of the Senior Notes is not paid on the Redemption Date, interest on the outstanding principal amount of the Senior Notes will continue to accrue until the Redemption Price is actually paid or set aside for payment.

(b) Redemption Procedures. Except as modified by Section 203 of the First Supplemental Indenture, any redemption of the Senior Notes under Section 203 of the First Supplemental Indenture is subject to the terms and conditions of Article 13 of the Base Indenture.

6. MANDATORY REDEMPTION, SINKING FUND. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Senior Notes.

7. DEFEASANCE. The Senior Notes will be subject to defeasance and covenant defeasance pursuant to Article 14 of the Base Indenture.

8. DENOMINATIONS, TRANSFER, EXCHANGE. The Senior Notes are in registered form without coupons in denominations of $2,000 and any integral multiples of $1,000 in excess thereof. The transfer of Senior Notes may be registered and Senior Notes may be exchanged as provided in the Senior Indenture. The Security Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Senior Indenture. The Company need not exchange or register the transfer of any Senior Note or portion of a Senior Note selected for redemption. Also, the Company need not exchange of register the transfer of any Senior Notes for a period of 15 days before a selection of Senior Notes to be redeemed.

9. PERSONS DEEMED OWNERS. The registered Holder of a Senior Note may be treated as its owner for all purposes.

10. AMENDMENT, SUPPLEMENT AND WAIVER. The Senior Indenture or the Senior Notes may be amended or supplemented as provided in the Senior Indenture.

11. RESTRICTIVE COVENANTS. The Senior Indenture contains certain covenants, including covenants with respect to the following matters: (i) merger, consolidation or sale of all or substantially all assets; and (ii) dispositions of stock of a Principal Subsidiary Bank.

12. DEFAULTS AND REMEDIES. If an Event of Default with respect to the Senior Notes occurs, the principal of all outstanding Senior Notes, premium, if any, and any interest accrued thereon may be declared due and payable in the manner and with the effect provided in the Indenture. Notwithstanding the foregoing, if an Event of Default under Section 5.01(a) or Section 5.01(b) of the Base Indenture (set forth as Section 5.01(d) and Section 5.01(e) as modified by Section 202(k) of the First Supplemental Indenture) shall occur and be continuing the principal of all outstanding Senior Notes, premium, if any, and any interest accrued thereon shall become due and payable immediately without any further action on the part of the Trustee or the Holders. Holders may not enforce the Senior Indenture or the Senior Notes except as provided in the Senior Indenture. Subject to certain limitations, Holders of not less than a majority in principal amount of the outstanding Senior Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Senior Notes notice of any default under the Senior Indenture (except a default relating to the payment of principal of, premium, if any, or interest on the Senior Notes) if it determines that withholding notice is in their interest. The Holders of not less than a majority in principal amount of the outstanding Senior Notes may on behalf of the Holders of all of the Senior Notes waive any past default or its consequences under the Senior Indenture, except a default in payment of the principal of, premium, if any, or interest on, any of the Senior Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Senior Indenture.

13. AUTHENTICATION. This Senior Note shall not be entitled to any benefit under the Senior Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

14. GOVERNING LAW. THE SENIOR INDENTURE AND THIS SENIOR NOTE SHALL BE DEEMED TO BE CONTRACTS MADE AND TO BE PERFORMED ENTIRELY IN THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SAID STATE.

15. CUSIP NUMBERS AND ISIN. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers and ISINs to be printed on the Senior Notes and the Trustee may use CUSIP numbers and ISINs in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Senior Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge a copy of the Senior Indenture. Requests may be made to the Company at the following address:

Citizens Financial Group, Inc.

600 Washington Boulevard

Stamford, CT 06901

Fax No.: 203-900-6758

Attention: Robin S. Elkowitz

ASSIGNMENT FORM

To assign this Senior Note, fill in the form below:

(Insert assignee’s legal name)

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Senior Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Please sign exactly as your name appears on the face of this Senior Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $[        ]. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Senior Note is issued in global form.

A-10